SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

AMERICAN WATER CAPITAL CORP.
AMERICAN WATER WORKS COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware	22-3732448 51-0063696
(State of Incorporation or Organization)	(IRS Employer Identification Number)
1025 Laurel Oak Road
Voorhees, NJ 1025 Laurel Oak Road Voorhees, NJ	08043 08043
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [  ]

Securities Act registration statement file number to which this form relates:  333-155245

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

10% Senior Monthly Notes due 2038	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Item 1.            Description of Registrant’s Securities to be Registered.

A description of the Registrant’s 10% Senior Monthly Notes due 2038 (the “Notes”) is set forth under “Description of the Notes” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-155245), filed with the Securities and Exchange Commission on November 10, 2008, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.  The Notes are in denominations of $1,000.

Item 2.            Exhibits.

1.   Restated Certificate of Incorporation of American Water Works Company, Inc. Incorporated by reference to Exhibit 3.1 to American Water Works Company, Inc.’s Quarterly Report on Form 10-Q, filed on November 6, 2008.

2.  Amended and Restated Bylaws of American Water Works Company, Inc. Incorporated by reference to Exhibit 3.2 to American Water Works Company, Inc.’s Quarterly Report on Form 10-Q, filed on November 6, 2008.

3. Registration Rights Agreement by and among American Water Works Company, Inc., RWE Aktiengesellschaft and RWE Aqua Holdings GmbH. Incorporated herein by reference to Exhibit 10.1 to American Water Capital Corp.'s and American Water Works Company, Inc.'s Registration Statement on Form S-1, filed on November 10, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN WATER CAPITAL CORP. /s/ Ellen C. Wolf
Name: Ellen C. Wolf
Title: President
Dated: November 21, 2008

AMERICAN WATER WORKS COMPANY, INC. /s/ Ellen C. Wolf
Name: Ellen C. Wolf
Title: Senior Vice President and Chief Financial Officer
Dated: November 21, 2008